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                                                                     EXHIBIT (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 50 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 10, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of the Eaton Vance Income Fund of Boston, which are also incorporated by reference into the Registration Statement. We also consent to the use in this Registration Statement of our report dated May 16, 2001, relating to the financial statement of the Boston Income Portfolio, which appears in such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
July 19, 2001

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